Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name	Percentage of Securities Owned		State or Jurisdiction of Incorporation
Amercain Investments, C.V.	100	%(1)	Netherlands
AMG Trading, L.L.C.	100%		Delaware
B-F Korea, L.L.C.	100%(2)		Delaware
BFC Tequila Limited	100%(3)		Ireland
Brown-Forman Arrow Continental Europe, L.L.C.	100%		Kentucky
Brown-Forman Australia Pty. Ltd.	100%		Australia
Brown-Forman Beverages Europe, Ltd.	100%(2)		United Kingdom
Brown-Forman Beverages Japan, L.L.C.	100%		Delaware
Brown-Forman Beverages North Asia, L.L.C.	100%		Delaware
Brown-Forman Beverages Worldwide, Comercio de Bebidas Ltda.	100%(4)		Brazil
Brown-Forman Czech & Slovak Republics, s.r.o.	100%(5)		Czech Republic
Brown-Forman Deutschland GmbH	100%(6)		Germany
Brown-Forman Dutch Holding, B.V.	100%(2)		Netherlands
Brown-Forman Environmental Sustainability Foundation	100%		Delaware
Brown-Forman Holding Mexico S.A. de C.V.	100%(7)		Mexico
Brown-Forman Hong Kong Ltd.	100%(8)		Hong Kong
Brown-Forman Hungary 1 Kft.	100%		Hungary
Brown-Forman Hungary 2 Kft.	100%(9)		Hungary
Brown-Forman International, Inc.	100%		Delaware
Brown-Forman Italy, Inc.	100%		Kentucky
Brown-Forman Korea Ltd.	100%(8)		Korea
Brown-Forman Netherlands, B.V.	100%(10)		Netherlands
Brown-Forman Polska Sp. z o.o.	100%(5)		Poland
Brown-Forman Spirits (Shanghai) Co., Ltd.	100%(11)		China
Brown-Forman Spirits Trading, L.L.C.	100%(12)		Turkey
Brown-Forman Tequila Mexico, S. de R.L. de C.V.	100%(13)		Mexico
Brown-Forman Thailand, L.L.C.	100%		Delaware
Brown-Forman Worldwide, L.L.C.	100%		Delaware
Brown-Forman Worldwide (Shanghai) Co., Ltd.	100%(14)		China
Canadian Mist Distillers, Limited	100%		Ontario, Canada
Chambord Liqueur Royale de France	100%		France
Clintock Limited	100%(3)(15)		Ireland
Cosesa-BF S. de R.L. de C.V.	100%(16)		Mexico
Distillerie Tuoni e Canepa Srl	100%(17)		Italy
Early Times Distillers Company	100%		Delaware
Finlandia Vodka Worldwide Ltd.	100%		Finland
Jack Daniel Distillery, Lem Motlow, Prop., Inc.	100%(18)		Tennessee
Jack Daniel’s Properties, Inc.	100%		Delaware
Limited Liability Company Brown-Forman Ukraine	100%		Ukraine
Longnorth Limited	100%(10)(15)		Ireland
Magnolia Investments, Inc.	100%		Delaware
Sonoma-Cutrer Vineyards, Inc.	100%		California
Southern Comfort Properties, Inc.	100%		California
Valle de Amatitan, S.A. de C.V.	100%(13)		Mexico
Washington Investments, L.L.C.	100%		Kentucky

The companies listed above constitute all active subsidiaries in which Brown-Forman Corporation owns, either directly or indirectly, the majority of the voting securities. No other active affiliated companies are controlled by Brown-Forman Corporation.

(1)	Owned 99% by Brown-Forman Hungary 1 Kft. and 1% by Brown-Forman Hungary 2 Kft.

(2)	Owned by Brown-Forman Netherlands, B.V.

(3)	Owned by Longnorth Limited.

(4)	Owned 99% by Brown-Forman Corporation and 1% by Early Times Distillers Company.

(5)	Owned 81.8% by Brown-Forman Netherlands, B.V. and 18.2% by Brown-Forman Beverages Europe, Ltd.

(6)	Owned by Brown-Forman Beverages Europe, Ltd.

(7)	Owned 52.01% by Brown-Forman Netherlands, B.V. and 47.99% by Brown-Forman Corporation.

(8)	Owned by B-F Korea, L.L.C.

(9)	Owned by Brown-Forman Hungary 1 Kft.

(10)	Owned by Amercain Investments C.V.

(11)	Owned by Brown-Forman Hong Kong Ltd.

(12)	Owned 90% by AMG Trading, L.L.C. and 10% by Brown-Forman Worldwide, L.L.C.

(13)	Owned 99% by Brown-Forman Holding Mexico S.A. de C.V. and 1% by Early Times Distillers Company.

(14)	Owned by Brown-Forman Beverages North Asia, L.L.C.

(15)	Includes qualifying shares assigned to Brown-Forman Corporation.

(16)	Owned 99.9972% by Brown-Forman Holding Mexico S.A. de C.V. and 0.00277% by Early Times Distillers Company.

(17)	Owned 63% by Brown-Forman Italy, Inc. and 37% by Brown-Forman Netherlands, B.V.

(18)	Owned by Jack Daniel’s Properties, Inc.